UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2011

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 6, 2011, Jeffrey Katzenberg, the Chief Executive Officer of DreamWorks Animation SKG, Inc. (the “Company”), appeared in a televised interview on the cable news network CNBC. During the interview, Mr. Katzenberg stated that the Company currently estimates that on a worldwide basis it “sold over ten million DVD units in the fourth quarter [of 2010] for [the Company’s] two releases, How To Train Your Dragon and Shrek.” This estimate refers to the number of units of these DVD releases that were purchased by consumers (commonly referred to as “sell through” units) during that time period.

The Company expects to report its results of operations for the quarter and year ended December 31, 2010 after the close of the market on February 24, 2011. The Company recognizes revenue from the distribution of its animated feature films and other projects when earned and reported to the Company by its third-party distributor. The Company’s third-party distributor records revenues on DWA’s DVD releases based on “net shipped” units (i.e., units shipped to third-party retailers and other purchasers, net of estimated returns, rebates and other incentives). See the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and most-recent Quarterly Reports on Form 10-Q for a more detailed explanation of the Company’s revenue recognition policy.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: January 7, 2011	By:	/S/ LEWIS W. COLEMAN
Lewis W. Coleman
President and Chief Financial Officer